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                                                                   EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors OCI Holdings Corp. and Subsidiaries:

We consent to the use of our report dated September 5, 1996, related to the consolidated financial statements of OCI Holdings Corp. and Subsidiaries included herein, and to the references to our firm under the headings "Selected Historical Consolidated Financial and Other Information" and
"Experts" in this Registration Statement (No. 333-     ) and related
Prospectus.

                                          KPMG Peat Marwick LLP
East Lansing, Michigan
June 2, 1997